ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT


This Assignment and Assumption of Lease Agreement (this "Assignment") is made as of the 31st day of December, 1998 by and between LADBROKE RACING MANAGEMENT-PENNSYLVANIA, a general partnership organized under the laws of the Commonwealth of Pennsylvania, having an address of P.O. Box 499, Racetrack Road, Meadow Lands, Pennsylvania 15347 ("Assignor"), and MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION, a Pennsylvania corporation, having an address of 825 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610 ("Assignee").

                                   Recitals

A. Assignor is the holder of the Tenant's interest under a Lease dated as of October 4, 1991 (the "Lease") by and between Assignor and UNIVERSITY PARK ASSOCIATES, a Pennsylvania general partnership ("Landlord"), with respect to certain Premises located in Richland Township, Cambria County, Pennsylvania, more particularly described in the Lease (the "Premises"). B. Assignor desires to assign its rights and delegate its obligations under the Lease to Assignee and Assignee desires to assume such rights and obligations thereunder.

                                    Agreement

In consideration of the foregoing, the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee, intending to, be legally bound hereby, agree as follows:

Assignment. Assignor hereby transfers, conveys, assigns and sets over to Assignee all of Assignor's right, title and interest in, to and under the Lease, together with all of fixtures and improvements erected on the Premises and the appurtenances thereto (collectively, the "Improvements") and represents and warrants to Assignee that (a) Assignor's execution and delivery of this Agreement have been duly authorized, (b) the persons executing this Assignment on behalf of Assignor are fully authorized to execute it, (c) there are no uncured defaults under the Lease, (d) Assignor has paid all rents and performed all duties of Tenant under the Lease accruing through the date hereof, (e) the Lease is in full force and effect, and there are no amendments, oral or written, to the Lease, and (f) Assignor has not waived or relinquished any option or right granted to Assignor by the terms of the Lease.

Acceptance and Assumption. Assignee expressly accepts the assignment to it of Assignor's right, title and interest in and to the Lease and the Improvements and assumes and agrees to be bound by the Lease and to keep, perform and fulfill each and all of the obligations required to be kept, performed and fulfilled by Assignor as tenant under the Lease accruing or arising on or after the date hereof, and to make all payments accruing or due on or after the date hereof due to Landlord or third parties under the Lease as and when the same are due and payable. Assignee hereby represents and warrants to Assignor that (a) Assignee's execution and delivery of this Assignment have been duly authorized, and (b) the persons executing this Assignment on behalf of Assignee are fully authorized to execute it. Indemnification of Assignor. Assignee hereby agrees to indemnify and save Assignor harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature whatsoever, including, without limitation, reasonable attorneys' fees and disbursements, arising out of or relating to any breach of Assignee's covenants and agreements contained herein or relating to the Lease or the Premises arising out of events or transactions occurring on or after the date hereof.
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Indemnification  of  Assignee.  Assignor  hereby  agrees to  indemnify  and save
Assignee harmless from any and all claims, demands, actions, causes of action, suits, proceedings, damages, liabilities and costs and expenses of every nature
whatsoever  including,  without  limitation,   reasonable  attorneys'  fees  and
disbursements, arising out of or relating to any breach of Assignor's covenants and agreements contained herein or relating to the Lease or the Premises arising out of events or transactions occurring before the date hereof.

Further Assurances. Promptly upon request from time to time of the other party, each party shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, to or at the direction of such party, all further acts, transfers, assignments, powers and other documents and instruments as may be s reasonably requested to give effect to the transactions contemplated hereby.

Successors and Assigns. This Assignment shall bind the parties and their respective successors and assigns.

                   (Signatures appear on the following page)
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


IN WITNESS WHEREOF, the parties have executed this Assignment of the date and year first set forth above.

                     ASSIGNOR:


                     LADBROKE RACING MANAGEMENT-PENNSYLVANIA


                     By:     Washington Trotting Association, Inc.,
                             a General Partner

                     By:      /s/Michael E. Jeannot
                             -----------------------
                     Title: Vice President


                     By:      Mountain Laurel Racing, Inc., a General Partner

                     By:      /s/Michael E. Jeannot
                               ---------------------
                     Title: Vice President


                     ASSIGNEE:

                     MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION


                     By:      /s/Peter M. Carlino
                              -------------------
                             Peter M. Carlino, Chairman and CEO

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                               LANDLORD'S RELEASE


The undersigned hereby releases Ladbroke Racing Management-Pennsylvania from all liability under the Lease from and after the effective date hereof.

                                            LANDLORD:


                                            UNIVERSITY PARK ASSOCIATES


                                            By:      /s/Stephen B. Zauers
                                                              General Partner



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COMMONWEALTH OF PENNSYLVANIA        )
                                                              )        SS:
COUNTY OF         Washington        )



On this the _28__ day of _December__, 1998, before me, a Notary Public, the undersigned officer, personally appeared ___Michael E. Jeannot___, the __Vice President____ of Washington Trotting Association, Inc., a General Partner of Ladbroke Racing Management-Pennsylvania, and acknowledged that [s]he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by [him] [her]self as such officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                     ___\s\Deborah Howells__________________
                                                     Notary Public
My commission expires:



COMMONWEALTH OF PENNSYLVANIA        )
                                                              )        SS:
COUNTY OF                                                     )


On this the __28__ day of  ___December_,  1998, before me, a Notary Public,  the undersigned officer, personally appeared _____Michael Jeannot ___________, the _Vice President_______ of Mountain Laurel Racing, Inc., a General Partner of Ladbroke Racing Management-Pennsylvania, and acknowledged that [s]he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the partnership by [him][her]self as such officer.
IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                             \s\Deborah Howwell
                                          -------------------------------------
                                                     Notary Public
My commission expires:

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COMMONWEALTH OF PENNSYLVANIA        )
                                                              )        SS:
COUNTY OF                                                     )


On this the _29_ day of _December____________, 1998, before me, a Notary Public, the undersigned officer, personally appeared Peter M. Carlino, the Chairman and CEO of MOUNTAINVIEW THOROUGHBRED RACING ASSOCIATION and acknowledged that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer. IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                          \s\ Susan Montgomery
                                         ---------------------------------------
                                                     Notary Public
My commission expires:

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